Exhibit 99.1
Stratos International Announces Second Quarter Results
Reports Q2 Revenues of $23.2 Million, a 22% Increase over Prior Year
Reports First Net Income in 22 Quarters
CHICAGO, November 27 /PRNewswire-FirstCall/ — Stratos International, Inc. (Nasdaq: STLW), today announced financial results for its second quarter ended October 31, 2006.
Sales for the second quarter of fiscal 2007 were $23.0 million. Stratos also recorded license fees and royalty income of $0.2 million. Total revenues were $23.2 million in the second quarter of fiscal 2007, a sequential increase of 10% over total revenues of $21.2 million in the first quarter of fiscal 2007, and a 22% increase over total revenues of $19.0 million in the second quarter of fiscal 2006.
The net income attributable to common shareholders for the second quarter of fiscal 2007 was $0.7 million, or $0.05 per share. By comparison, in the second quarter of fiscal 2006, Stratos reported a net loss attributable to common shareholders of $0.4 million or $0.03 per share.
Andy Harris, President and CEO of Stratos, remarked, “we have taken a disciplined and measured approach in managing this business with the goal of turning this company profitable in a sustainable manner. Our goal is to build for the long-term success of Stratos by pursuing niche opportunities yielding high gross margins with a broad range of optical and electronic product offerings. We generated $2.5 million of EBITDA this quarter, making this our seventh consecutive quarter of positive EBITDA.”
Year-to-Date Results
Sales for the 6 months ended October 31, 2006 were $44.1 million. Stratos also recorded license fees and royalty income of $0.3 million. For comparison, sales for the 6 months ended October 31, 2005 were $39.4 million, and license fees and royalties were $0.2 million.
The net loss attributable to common shareholders for the 6 months ended October 31, 2006 was $0.8 million, or $0.06 per share. By comparison, for the 6 months ended October 31, 2005, Stratos reported a net loss attributable to common shareholders of $1.6 million or $0.12 per share.
Common shares outstanding as of October 31, 2006 were 14,489,925 shares. Cash and short-term investments at October 31, 2006 were $26.1 million compared to $30.7 million at April 30, 2006. Capital expenditures were $0.3 million in the second quarter of fiscal 2007, compared to $0.2 million in the second quarter of fiscal 2006. Stratos repurchased 96,500 shares of its common stock in the open market at a cost of $0.6 million during the second quarter of fiscal 2007.
Second quarter and year-to-date results are preliminary, as the company’s auditors have not completed their quarterly review process.
Webcast of Investor Call Available Today at 4:00PM Central Time
Chief Executive Officer, Andy Harris, and Chief Financial Officer, Barry Hollingsworth will discuss Stratos’ earnings and operations. Investors and other interested parties may listen to the live web cast by visiting the investor relations section of the Stratos International website at www.stratosinternational.com. An audio replay of the call will be accessible to the public two hours after the call’s completion by calling (800) 642-1687 or (706) 645-9291 and then following the prompts to enter Conference ID Number 2017967. The replay will be available for two days following the call.
A web cast replay will also be available on Stratos’ website.

ABOUT STRATOS INTERNATIONAL
Stratos International, Inc. is a leading designer, developer and manufacturer of RF and Microwave, as well as optical subsystems, components and interconnect products used in telecom, enterprise, military and video markets.
Stratos has a rich history of optical and mechanical packaging expertise and has been a pioneer in developing several optical devices using innovative form factors for telecom, datacom and harsh environments application. This expertise, coupled with several strategic acquisitions, has allowed Stratos to amass a broad range of products and build a strong IP portfolio of more than 100 patents. Stratos currently serves more than 1,300 active customers, who are primarily in telecom/datacom, military/aerospace and video markets. Stratos’ headquarters is in Chicago, Illinois, USA.
Safe Harbor Statement
This press release contains predictions and other forward-looking statements. All forward-looking statements in this press release are based on information available to Stratos as of the date hereof, and we assume no obligation to update any such forward-looking statements. Forward-looking statements are subject to risks and uncertainties and actual results may differ materially from any future performance suggested. These factors include rapid technological change in the optical communications industry; fluctuations in operating results; Stratos’ dependence on a few large customers; and competition. Other risk factors that may affect the Company’s performance are listed in Stratos’ annual report on Form 10-K and other reports filed from time to time with the Securities and Exchange Commission.
For additional information, contact Barry Hollingsworth, Vice President & Chief Financial Officer at (708) 457-2379, or email at bhollingsworth@stratosintl.com. Website: www.stratosinternational.com

STRATOS INTERNATIONAL INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(unaudited)
(In thousands, except per share amounts and shares outstanding)

	Three Months Ended		Six Months Ended
	October 31		October 31
	2006	2005	2006	2005
Revenues:
Net sales	23,036	18,949	44,100	39,429
License fees and royalties	196	65	327	209
Total revenues	23,232	19,014	44,427	39,638

Cost of revenues	14,419	12,262	29,107	24,715
Gross profit	8,813	6,752	15,320	14,923

Operating expenses
Research and development	2,209	1,839	4,121	3,843
Sales and marketing	2,697	2,536	5,238	5,083
General and administrative	3,652	3,562	7,637	7,866
Restructuring and other charges		483		483
Total operating expenses	8,558	8,420	16,996	17,275

Income (loss) from operations	255	(1,668)	(1,676)	(2,352)

Investment income, net	362	295	725	547
Other income	156	1,027	462	381

Income (loss) before income taxes	773	(346)	(489)	(1,424)

Income tax provision	—	—	—	(9)

Net income (loss)	773	(346)	(489)	(1,433)

Preferred Stock Dividends	(25)	(88)	(312)	(175)

Net income (loss) attributable to Common shareholders (Basic and Diluted)	748	(434)	(801)	(1,608)

Net income\loss per share attributable to common shareholders (Basic and Diluted)	$0.05	($0.03)	($0.06)	($0.12)

Weighted average number of
Common Shares outstanding:
Basic	13,658,285	13,921,333	13,679,134	13,913,469

Weighted average number of
Common Shares outstanding:
Diluted	14,624,926	13,921,333	13,679,134	13,913,469

STRATOS INTERNATIONAL INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(unaudited)
(In thousands, except per share amounts and shares outstanding)

	October 31	April 30
	2006	2006
Assets
Current assets
Cash and cash equivalents	$7,993	$11,742
Short term investments	18,150	19,000
Accounts receivable — net	14,724	13,606
Inventories	18,290	15,482
Prepaid expenses and other current assets	818	590
Refundable income taxes	1,837	1,837
Total current assets	61,812	62,257

Property plant and equipment, net	14,204	16,437
Intangible assets, net of amortization	11,141	11,832
Goodwill and other long lived assets	5,664	5,664
Assets held for sale	2,600	2,864
Other assets	100	100
Total assets	$95,521	$99,154

Liabilities and shareholders’ equity:
Current liabilities
Accounts payable	$4,945	$4,724
Accrued expenses	5,279	6,028
Income taxes payable	207	216
Total current liabilities	10,431	10,968

Redeemable Preferred Stock	982	1,979
Total liabilities	11,413	12,947

Shareholders’ equity
Preferred stock, $0.01 par value: Authorized 1,000,000 shares, issued and outstanding 9,820 and 19,790 shares of Series B redeemable preferred stock at October 31, 2006 and April 30, 2006, respectively	—	—
Common stock, $0.01 par value: Authorized 20,000,000 shares, 15,072,743 shares issued and 14,489,925 shares outstanding at October 31, 2006; 14,942,164 shares issued and 14,640,643 shares outstanding at April 30, 2006.	151	149
Cost of shares in treasury	(3,723)	(1,871)
Additional paid in capital	323,303	322,607
Unearned Compensation	(4,270)	(4,400)
Accumulated other comprehensive income	(283)	(9)
Accumulated deficit	(231,070)	(230,269)
Total shareholders’ equity	84,108	86,207

Total liabilities and shareholders’ equity	$95,521	$99,154